INLAND REAL ESTATE CORPORATION

Consolidated Balance Sheets

March 31, 2011 and December 31, 2010

(In thousands, except per share data)

	March 31, 2011 (unaudited)	December 31, 2010
Assets:
Investment properties:
Land	$345,743	345,637
Construction in progress	1,434	142
Building and improvements	1,000,245	999,723

	1,347,422	1,345,502
Less accumulated depreciation	330,897	326,546

Net investment properties	1,016,525	1,018,956

Cash and cash equivalents	8,840	13,566
Investment in securities	10,990	10,053
Accounts receivable, net	41,972	37,755
Investment in and advances to unconsolidated joint ventures	99,386	103,616
Acquired lease intangibles, net	35,837	38,721
Deferred costs, net	18,239	17,041
Other assets	13,826	15,133

Total assets	$1,245,615	1,254,841

Liabilities:
Accounts payable and accrued expenses	$46,738	34,768
Acquired below market lease intangibles, net	11,798	10,492
Distributions payable	4,176	4,139
Mortgages payable	477,970	483,186
Unsecured credit facilities	190,000	195,000
Convertible notes	110,728	110,365
Other liabilities	12,142	18,898

Total liabilities	853,552	856,848

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at March 31, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 88,711 and 87,838 Shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	887	878
Additional paid-in capital (net of offering costs of $65,550 and $65,322 at March 31, 2011 and December 31, 2010, respectively)	783,225	775,348
Accumulated distributions in excess of net income	(393,413)	(379,485)
Accumulated other comprehensive income	2,096	1,148

Total stockholders' equity	392,795	397,889

Noncontrolling interest	(732)	104

Total equity	392,063	397,993

Total liabilities and equity	$1,245,615	1,254,841

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Operations and Other Comprehensive Income

For the three months ended March 31, 2011 and 2010 (unaudited)

(In thousands except per share data)

	Three months ended March 31, 2011	Three months ended March 31, 2010
Revenues:
Rental income	$30,028	28,219
Tenant recoveries	14,030	12,671
Other property income	463	379
Fee income from unconsolidated joint ventures	1,163	632
Total revenues	45,684	41,901

Expenses:
Property operating expenses	10,266	10,116
Real estate tax expense	8,995	8,400
Depreciation and amortization	12,435	10,055
Provision for asset impairment	-	5,451
General and administrative expenses	3,722	3,229
Total expenses	35,418	37,251

Operating income	10,266	4,650

Other income	706	2,470
Loss from change in control of investment property	(1,400)	-
Gain on sale of joint venture interest	313	474
Interest expense	(10,957)	(7,791)
Loss before income tax benefit (expense) of taxable REIT subsidiary, equity in loss of unconsolidated joint ventures, discontinued operations and net income attributable to noncontrolling interest	(1,072)	(197)

Income tax benefit (expense) of taxable REIT subsidiary	(121)	34
Equity in loss of unconsolidated joint ventures	(359)	(2,576)
Loss from continuing operations	(1,552)	(2,739)
Income from discontinued operations	217	80
Net loss	(1,335)	(2,659)

Less: Net income attributable to the noncontrolling interest	(36)	(73)
Net loss available to common stockholders	(1,371)	(2,732)

Other comprehensive income:
Unrealized gain on investment securities	394	978
Reversal of unrealized gain to realized gain on investment securities	(383)	(830)
Unrealized gain on derivative instruments	937	61

Comprehensive loss	$(423)	(2,523)

Basic and diluted earnings available to common shares per weighted average common share:

Loss from continuing operations	$(0.02)	(0.03)
Income from discontinued operations	-	-
Net loss available to common stockholders per weighted average common share – basic and diluted	$(0.02)	(0.03)

Weighted average number of common shares outstanding – basic and diluted	87,858	85,346

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Equity

For the three months ended March 31, 2011 (unaudited)

(Dollars in thousands, except per share data)

Three months ended March 31, 2011
Number of shares
Balance at beginning of period	87,838
Shares issued from DRP	69
Issuance of shares	804
Balance at end of period	88,711

Common Stock
Balance at beginning of period	$878
Proceeds from DRP	1
Issuance of shares	8
Balance at end of period	887

Additional Paid-in capital
Balance at beginning of period	775,348
Proceeds from DRP	637
Deferred stock compensation	66
Amortization of debt issue costs	11
Issuance of shares	7,391
Offering costs	(228)
Balance at end of period	783,225

Accumulated distributions in excess of net income
Balance at beginning of period	(379,485)
Net loss available to common stockholders	(1,371)
Distributions declared	(12,557)
Balance at end of period	(393,413)

Accumulated other comprehensive income
Balance at beginning of period	1,148
Unrealized gain on investment securities	394
Reversal of unrealized gain to realized gain on investment securities	(383)
Unrealized gain on derivative instruments	937
Balance at end of period	2,096

Noncontrolling interest
Balance at beginning of period	104
Net income attributable to noncontrolling interest	36
Contributions from noncontrolling interest	25
Purchase of noncontrolling interest	(735)
Distributions to noncontrolling interest	(162)
Balance at end of period	(732)

Total equity	$392,063

The accompanying notes are an integral part of these financial statements

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the three months ended March 31, 2011 and 2010 (unaudited)

(In thousands)

	Three months ended March 31,2011	Three months ended March 31, 2010
Cash flows from operating activities:
Net loss available to common stockholders	$(1,371)	(2,732)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairment	-	5,451
Depreciation and amortization	12,523	10,361
Amortization of deferred stock compensation	66	72
Amortization on acquired above/below market leases	(5)	34
Gain on sale of investment property	(197)	-
Income from assumption of investment property	-	(890)
Loss from change in control of investment property	1,400	-
Realized gain on investment securities, net	(455)	(1,042)
Noncontrolling interest	36	73
Equity in loss of unconsolidated joint ventures	359	2,576
Gain on sale of joint venture interest	(313)	(474)
Straight line rent	(480)	(50)
Amortization of loan fees	922	725
Amortization of convertible note discount	363	348
Distributions from unconsolidated joint ventures	52	600
Changes in assets and liabilities:
Restricted cash	194	577
Accounts receivable and other assets, net	(2,476)	(582)
Accounts payable and accrued expenses	3,702	2,968
Prepaid rents and other liabilities	(1,172)	(618)
Net cash provided by operating activities	13,148	17,397

Cash flows from investing activities:
Restricted cash	(24)	(29)
Proceeds from sale of interest in joint venture, net	14,240	3,446
(Purchase) sale of investment securities, net	(471)	1,323
Purchase of investment properties	(20,800)	-
Additions to investment properties, net of accounts payable	(5,915)	(2,912)
Proceeds from sale of investment properties, net	2,124	-
Proceeds from change in control of investment properties	343	-
Distributions from unconsolidated joint ventures	2,154	2,169
Investment in unconsolidated joint ventures	(1,088)	(1,688)
Leasing fees	(1,473)	(771)
Net cash provided by(used in) investing activities	(10,910)	1,538

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the three months ended March 31, 2011 and 2010 (unaudited)

(In thousands)

	Three months ended March 31, 2011	Three months ended March 31, 2010
Cash flows from financing activities:
Proceeds from the DRP	$638	660
Issuance of shares, net of offering costs	7,171	6,659
Purchase of noncontrolling interest, net	(710)	-
Loan proceeds	5,200	-
Payoff of debt	(663)	(14,250)
Proceeds from the unsecured line of credit facility	20,000	15,000
Repayments on the unsecured line of credit facility	(25,000)	(10,000)
Loan fees	(918)	(261)
Distributions paid	(12,520)	(12,131)
Distributions to noncontrolling interest partners	(162)	(182)
Net cash used in financing activities	(6,964)	(14,505)

Net increase (decrease) in cash and cash equivalents	(4,726)	4,430

Cash and cash equivalents at beginning of period	13,566	6,719

Cash and cash equivalents at end of period	$8,840	11,149

Supplemental disclosure of cash flow information

Cash paid for interest, net of capitalized interest	$7,830	5,216

The accompanying notes are an integral part of these financial statements

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland Real Estate Corporation (the "Company") for the year ended December 31, 2010, which are included in the Company's 2010 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report on Form 10-Q.  In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)

Organization and Basis of Accounting

The Company is recasting its consolidated financial statements and notes to the consolidated financial statements included in Form 10-Q for the three months ended March 31, 2011 (“the First Quarter 10-Q”), to reflect the retrospective adjustment of the provisional amounts recognized at the time the Company obtained control of the property commonly known as Orchard Crossing, located in Ft. Wayne, Indiana for the final appraisal received subsequent to the filing of the First Quarter 10-Q.

Inland Real Estate Corporation (the "Company"), a Maryland corporation, was formed on May 12, 1994.  The Company is a publicly held real estate investment trust ("REIT") that owns, operates and develops (directly or through its unconsolidated entities) open-air neighborhood, community and power shopping centers and single tenant retail properties located primarily in Midwest markets.

All amounts in these footnotes to the consolidated financial statements are stated in thousands with the exception of per share amounts, square foot amounts, and number of properties.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Certain reclassifications were made to the 2010 financial statements to conform to the 2011 presentation but have not changed the results of prior year.

The accompanying consolidated financial statements of the Company include the accounts of its wholly-owned subsidiaries and consolidated joint ventures.  These entities are consolidated because the Company is the primary beneficiary of a variable interest entity ("VIE").  The primary beneficiary is the party that has a controlling financial interest in the VIE, which is defined by the entity having both of the following characteristics: 1) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance, and 2) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE.  The third parties' interests in these consolidated entities are reflected as noncontrolling interest in the accompanying consolidated financial statements.  All inter-company balances and transactions have been eliminated in consolidation.

The consolidated results of the Company include the accounts of Inland Ryan LLC, Inland Ryan Cliff Lake LLC, IRC–IREX Venture, LLC, and IRC-IREX Venture II, LLC.  The Company has determined that these interests are noncontrolling interests to be included in permanent equity, separate from the Company’s shareholders’ equity, in the consolidated balance sheets and statements of equity. Net income or loss related to these noncontrolling interests is included in net income or loss in the consolidated statements of operations and other comprehensive income.

(2)

Investment Securities

At March 31, 2011 and December 31, 2010, investment in securities includes $9,990 and $9,053, respectively, of perpetual preferred securities and common securities classified as available-for-sale securities, which are recorded at fair value and $1,000 in each period of preferred securities that are recorded at cost.  The Company determined that these securities should be held at cost because the fair value is not readily determinable and there is no active market for these securities.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized.  The Company has recorded an accumulated net unrealized gain of $3,252 and $3,240 on the accompanying consolidated balances sheets as of March 31, 2011 and December 31, 2010, respectively.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  Sales of investment securities available-for-sale during the three months ended March 31, 2011 and 2010 resulted in gains on sale of $455 and $1,042, respectively, which are included in other income in the accompanying consolidated statements of operations and other comprehensive income.  Dividend income is recognized when received.

The Company evaluates its investments for impairment quarterly.  The Company's policy for assessing near term recoverability of its available for sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and it believes it to be other than temporary.  No impairment losses were required or recorded for the three months ended March 31, 2011 and 2010.

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at March 31, 2011 were as follows:

Less than 12 months	12 months or longer	Total

Description of Securities	Fair Value	UnrealizedLosses	Fair Value	UnrealizedLosses	Fair Value	UnrealizedLosses

REIT Stock	$93	(3)	-	-	93	(3)

Non-REIT Stock	$-	-	-	-	-	-

(3)

Unconsolidated Joint Ventures

Unconsolidated joint ventures are those where the Company does not have a controlling financial interest in the joint venture or is not the primary beneficiary of a variable interest entity.  The Company accounts for its interest in these ventures using the equity method of accounting.  The Company's profit/loss allocation percentage and related investment in each joint venture is summarized in the following table.

Joint Venture Entity	Company's Profit/Loss Allocation Percentage at March 31, 2011	Investment in and advances to unconsolidated joint ventures at March 31, 2011	Investment in and advances to unconsolidated joint ventures at December 31, 2010

IN Retail Fund LLC (a)	50%	$26,903	27,275
NARE/Inland North Aurora I, II & III (b)	45%	12,843	13,139
Oak Property and Casualty	25%	1,224	1,475
TMK/Inland Aurora Venture LLC (b)	40%	2,480	2,531
PTI Ft Wayne, LLC, PTI Boise LLC, PTI Westfield, LLC (c) (d)	85%	11,181	17,764
INP Retail LP (e)	55%	40,241	33,464
IRC/IREX Venture II LLC (f)	(g)	4,514	7,968

Investment in and advances to unconsolidated joint ventures		$99,386	103,616

(a)

Joint venture with New York State Teachers Retirement System ("NYSTRS")

(b)

The profit/loss allocation percentage is allocated after the calculation of the Company's preferred return.

(c)

Joint venture with Pine Tree Institutional Realty, LLC ("Pine Tree")

(d)

The Company took control of PTI Ft Wayne, LLC in 2011, and the property is now consolidated.  There is no investment reflected in the current period.

(e)

Joint venture with PGGM Private Real Estate Fund ("PGGM")

(f)

Joint venture with Inland Private Capital Corporation ("IPCC")

(g)

The Company's profit/loss allocation percentage varies based on the amount of interest it hold in the properties that are in the selling process.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

Effective June 7, 2010, the Company formed a joint venture with PGGM, a leading Dutch pension fund administrator and asset manager.  In conjunction with the formation, the joint venture established two separate REIT entities to hold title to the properties included in the joint venture.  This joint venture may acquire up to $270,000 of grocery-anchored and community retail centers located in Midwestern U.S. markets.  During the year ended December 31, 2010, PGGM contributed $20,000 of equity and the Company contributed four retail centers with an approximate gross value of $45,000 to the joint venture.  The equity contributed by PGGM is held in the joint venture and used as the Company's equity contribution towards future acquisitions.  Additionally, the joint venture acquired two retail centers during the year ended December 31, 2010 with an approximate gross value of $41,000.  The joint venture agreement contemplates that the Company, subject to the conditions described in the governing joint venture documents being satisfied, the Company will contribute additional assets from its consolidated portfolio and PGGM will contribute additional equity to the venture as new acquisitions are identified.  During the three months ended March 31, 2011, the joint venture purchased Joffco Square.  In conjunction with this purchase, PGGM contributed approximately $4,800 to the joint venture, and the Company used approximately $5,800 of the proceeds from the Company’s initial contributions to the venture.  Additionally, during the three months ended March 31, 2011, the Company contributed an additional two retail centers with an approximate gross value of $18,000.  Under the terms of the agreement, PGGM's potential equity contribution to the venture may total up to $130,000.  As of March 31, 2011, PGGM’s remaining commitment is approximately $90,000.  The joint venture expects to acquire additional assets using leverage consistent with the Company’s existing business plan during the next two years.  PGGM owns a forty-five percent equity ownership interest and the Company owns a fifty-five percent interest in the venture.  The Company is the managing partner of the venture and earns fees for asset management, property management, leasing and other services provided to the venture.

During the three months ended March 31, 2011, the Company took control of Orchard Crossing, a property previously held through its joint venture with Pine Tree.  Prior to the change in control, the Company accounted for its investment in this property as an unconsolidated entity.

In February 2011, the Company took control of Orchard Crossing, a property previously held through its joint venture with Pine Tree.  Prior to the change in control, the Company accounted for its investment in this property as an unconsolidated entity.

The Company’s control of Orchard Crossing was accounted for as a business combination, which required the Company to record the assets and liabilities of Orchard Crossing at fair value, which was derived from an external appraisal (Level 3 inputs).  The consolidation resulted in a total loss recorded for this transaction of $1,400 during the three months ended March 31, 2011 and is reflected as loss from change in control of investment properties on the accompanying consolidated statements of operations and comprehensive income.  The Company estimated fair value of the debt by discounting the future cash flows of the instrument at a rate currently offered for similar debt instruments.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Investment properties	$18,801
Acquired lease intangibles, net	2,526
Other assets	299
Total assets acquired	21,626

Mortgages payable	14,800
Acquired below market lease intangibles, net	1,527
Other liabilities	294

Net assets acquired	$5,005

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

The following table summarizes the investment in Orchard Crossing.

Investments in and advances to unconsolidated joint ventures at December 31, 2010	$6,597
Investments in and advances to unconsolidated joint ventures 2011 activity	(217)
Loss from change in control of investment properties	(1,400)
Closing credits	25
Net assets acquired at February 1, 2011	$5,005

Inland Exchange Venture Corporation ("IEVC"), a taxable REIT subsidiary (“TRS”) previously formed by the Company, entered into a limited liability company agreement with IPCC, a wholly-owned subsidiary of The Inland Group, Inc. ("TIGI").  The resulting joint venture was formed to facilitate IEVC's participation in tax-deferred exchange transactions pursuant to Section 1031 of the Internal Revenue Code using properties made available to the joint venture by IEVC.  The Company executed a joinder to the joint venture agreement, agreeing to perform certain expense reimbursement and indemnification obligations thereunder.  IEVC coordinates the joint venture's acquisition, property management and leasing functions, and earns fees for services provided to the joint venture, including management and leasing fees, as well as acquisition fees, which are split equally between IEVC and IPCC.  The Company will continue to earn property management and leasing fees on all properties acquired for this venture, including after all interests have been sold to the investors.

During the three months ended March 31, 2011, the joint venture with IPCC acquired one investment property.  During the three months ended March 31, 2011 and 2010, the Company earned acquisition and management fees from this venture which are included in fee income from unconsolidated joint ventures on the accompanying consolidated statements of operations and other comprehensive income.  The Company previously agreed to temporarily reduce the management fees that may be charged on the Bank of America properties, with the intention that the fees would be reinstated gradually over the next two to three years.  These properties are completely sold and the Company continues to receive the reduced fee, until the fees are completely reinstated beginning in January 2013.  Additionally, in conjunction with the sales, the Company recorded gains of approximately $313 and $474 for the three months ended March 31, 2011 and 2010, respectively, which are included in gain on sale of joint venture interests on the accompanying consolidated statements of operations and other comprehensive income.

The Company's proportionate share of the earnings or losses related to these ventures is reflected as equity in earnings (loss) of unconsolidated joint ventures on the accompanying consolidated statements of operations and other comprehensive income.  Additionally, the Company earns fees for providing property management, leasing and acquisition activities to these ventures.  The Company recognizes fee income equal to the Company’s joint venture partner’s share of the expense or commission in the accompanying consolidated statements of operations and other comprehensive income.  During the three months ended March 31, 2011 and 2010, the Company earned $1,163 and $632, respectively, in fee income from its unconsolidated joint ventures.  This fee income fluctuated due in most part to acquisition fees related to sales on properties sold through the Company’s joint venture with IPCC.  Acquisition fees are earned on the IPCC joint venture properties as the interests are sold to the investors.  These fees are reflected on the accompanying consolidated statements of operations and other comprehensive income as fee income from unconsolidated joint ventures.

The operations of properties contributed to the joint ventures by the Company are not recorded as discontinued operations because of the Company's continuing involvement with these shopping centers.  Differences between the Company's investment in the joint ventures and the amount of the underlying equity in net assets of the joint ventures are due to basis differences resulting from the Company's equity investment recorded at its historical basis versus the fair value of certain of the Company's contributions to the joint venture.  Such differences are amortized over depreciable lives of the joint venture's property assets.  During the three months ended March 31, 2011 and 2010, the Company recorded $466 and $366, respectively, of amortization of this basis difference.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

The unconsolidated joint ventures had total outstanding debt in the amount of $303,789 (total debt, not the Company's pro rata share) at March 31, 2011 that matures as follows:

Joint Venture Entity	2011 (a)	2012	2013	2014	2015	Thereafter	Total

IN Retail Fund LLC	$55,277	47,300	33,675	11,795	22,000	-	170,047
NARE/Inland North Aurora I (b)	17,469	-	-	-	-	-	17,469
NARE/Inland North Aurora II	3,549	-	-	-	-	-	3,549
NARE/Inland North Aurora III	13,819	-	-	-	-	-	13,819
PDG/Tuscany Village Venture (c)	9,052	-	-	-	-	-	9,052
PTI Boise LLC (d)	-	2,700	-	-	-	-	2,700
PTI Westfield LLC (e)	7,350	-	-	-	-	-	7,350
TDC Inland Lakemoor LLC (f)	-	22,105	-	-	-	-	22,105
INP Retail LP	-	-	-	-	5,800	32,590	38,390
IRC/IREX Venture II LLC	-	-	-	-	-	19,308	19,308

Total unconsolidated joint venture debt	$106,516	72,105	33,675	11,795	27,800	51,898	303,789

(a)

The joint ventures will soon be in discussions with various lenders to extend or restructure this joint venture debt although there is no assurance that the Company, or its joint venture partners, will be able to restructure this debt on terms and conditions the Company find acceptable, if at all.

(b)

The Company has guaranteed approximately $1,100 of this outstanding loan.

(c)

This loan matured in September 2009.  The Company is not a party to this loan agreement and therefore has not guaranteed any portion of this loan.  The joint venture is engaged in discussions with the lender to extend this debt.  The lender has not taken any negative actions with regards to this matured loan.

(d)

This loan matures in October 2012.  In September 2009, the Company purchased the mortgage from the lender at a discount and became a lender to the joint venture.

(e)

This loan matures in December 2011.  The Company has guaranteed approximately $1,200 of this outstanding loan.

(f)

This loan matures in October 2012.  The Company has guaranteed approximately $9,000 of this outstanding loan.

The Company has guaranteed approximately $11,300 of unconsolidated joint venture debt as of March 31, 2011. These guarantees are in effect for the entire term of each respective loan as set forth in the loan documents.  The Company would be required to make payments related to these guarantees upon the default of any of the provisions in the loan documents.  The Company is required to estimate the fair value of these guarantees and record a corresponding liability.  The Company has determined that the fair value of such guarantees are immaterial as of March 31, 2011 and have not recorded a liability related to these guarantees on the accompanying consolidated balance sheets.

When circumstances indicate there may have been a loss in value of an equity method investment, the Company evaluates the investment for impairment by estimating its ability to recover its investments from future expected cash flows. If the Company determines the loss in value is other than temporary, the Company will recognize an impairment charge to reflect the investment at fair value.  During the three months ended March 31, 2010, a total impairment loss of $5,550, related to NARE/Inland North Aurora I, was recorded at the joint venture level.   The Company’s pro rata share of this loss, equal to $2,498, is included in equity in loss of unconsolidated joint ventures on the accompanying consolidated statements of operations and other comprehensive income.  Additionally, during the three months ended March 31, 2010, the Company recorded an impairment loss of $5,451 related to PDG/Tuscany Village Venture to reflect the investment at fair value.  This amount is included in provision for asset impairment on the accompanying consolidated statements of operations and other comprehensive income.  No impairment adjustments were required during the three months ended March 31, 2011.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

Summarized financial information for the unconsolidated joint ventures is as follows:

Balance Sheet:	March 31, 2011	December 31, 2010

Assets:
Investment in real estate, net	$559,231	506,809
Other assets	66,848	61,243

Total assets	$626,079	568,052

Liabilities:
Mortgage payable	$303,789	281,496
Other liabilities	44,086	44,976

Total liabilities	347,875	326,472

Total equity	278,204	241,580

Total liabilities and equity	$626,079	568,052

Investment in and advances to unconsolidated joint ventures	$99,386	103,616

Statement of Operations:	Three months ended March 31, 2011	Three months ended March 31, 2010

Total revenues	$16,843	18,672
Total expenses (a)	(17,553)	(25,933)

Loss from continuing operations	$(710)	(7,261)

Inland’s pro rata share of loss from continuing operations (b)	$(359)	(2,576)

(a)

Total expenses include impairment charges in the amount of $5,550 for the three months ended March 31, 2010.  No impairment charges were required or recorded during the three months ended March 31, 2011.

(b)

IRC's pro rata share includes the amortization of certain basis differences and an elimination of IRC's pro rata share of the management fee expense.

(4)

Fair Value Disclosures

In some instances, certain of the Company’s assets and liabilities are required to be measured or disclosed at fair value according to a fair value hierarchy pursuant to relevant accounting literature.  This hierarchy ranks the quality and reliability of the inputs used to determine fair values, which are then classified and disclosed in one of three categories.  The three levels of the fair value hierarchy are:

•

Level 1 – quoted prices in active markets for identical assets or liabilities.

•

Level 2 – quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

•

Level 3 – model-derived valuations with unobservable inputs that are supported by little or no market activity

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their classifications within the fair value hierarchy levels.

For assets and liabilities measured at fair value on a recurring basis, quantitative disclosure of the fair value for each major category of assets and liabilities is presented below:

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

Fair value measurements at March 31, 2011 using

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)
Description

Available for sale securities	$9,990	-		-

Total assets	$9,990	-		-

Derivative interest rate instruments liabilities	$-	1,156	(a)	-
Variable rate debt	-	-		226,355
Fixed rate debt	-	-		547,851

Total liabilities	$-	1,156		774,206

(a)

The Company entered into this interest rate swap as a requirement under a mortgage loan closed in 2010.

The fair value of debt is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The Company estimates the fair value of its total debt by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by the Company's lenders.  The Company’s financial instruments, principally escrow deposits, accounts payable and accrued expenses, and working capital items, are short term in nature and their carrying amounts approximate their fair value at March 31, 2011 and December 31, 2010.

(5)

Transactions with Related Parties

The Company reimburses affiliates of TIGI for various administrative services related to non-core business operations, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services and mail processing.  These TIGI affiliates provide these services at cost.  In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis based on the proportion of its revenues attributable to the Company.  Mr. Goodwin, one of the Company’s directors, is the controlling shareholder of TIGI.  The Company pays for the aforementioned services on an hourly basis at rates that it believes are below market rates for comparable services.  The hourly rate is based on the salary of the individual rendering the services, plus a pro rata allocation of overhead including, but not limited to, employee benefits, rent, materials, fees, taxes and operating expenses incurred by each entity in operating their respective businesses.  The Company continues to purchase these services from TIGI and its affiliates and for the three months ended March 31, 2011 and 2010, these expenses, totaling $407 and $393, respectively, are included in general and administrative expenses and property operating expenses.  Additionally, the Company leases its corporate office space from an affiliate of TIGI.  Payments under this lease for the three months ended March 31, 2011 and 2010 were $102 and $103, respectively, and are also included in general and administrative expenses.  TIGI, through affiliates, beneficially owns approximately 12.8% of the Company's outstanding common stock.  For accounting purposes however, the Company is not directly affiliated with TIGI or its affiliates.

On August 12, 2003, the Company entered into an agreement with Inland Investment Advisors, Inc., an indirect wholly owned subsidiary of TIGI, to manage its investment in securities.  The Company pays a fee of up to one percent per annum on the net asset value under management.  The Company paid approximately $16 and $24 for these services during the three months ended March 31, 2011 and 2010, respectively.

In May 2005, the Company acquired a 1% interest in The Inland Real Estate Group of Companies, Inc. for a purchase price of $1.  The Inland Real Estate Group of Companies, Inc. provides assistance in the marketing of the Company's investment properties and provides representation at various trade shows and conventions.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

Inland Exchange Venture Corporation ("IEVC"), a TRS previously formed by the Company, entered into a limited liability company agreement with IPCC, a wholly-owned subsidiary of TIGI.  The resulting joint venture was formed to facilitate IEVC's participation in tax-deferred exchange transactions pursuant to Section 1031 of the Internal Revenue Code using properties made available to the joint venture by IEVC.  The Company executed a joinder to the joint venture agreement, agreeing to perform certain expense reimbursement and indemnification obligations thereunder.  IEVC coordinates the joint venture's acquisition, property management and leasing functions, and earns fees for services provided to the joint venture, including management and leasing fees, as well as acquisition fees, which are split equally between IEVC and IPCC.  The Company will continue to earn property management and leasing fees on all properties acquired for this venture, including after all interests have been sold to the investors.

The Company is a member of a limited liability company formed as an insurance association captive (the "Captive"), which is owned in equal proportions by the Company and three other related REITs sponsored by an affiliate of TIGI, Inland American Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc. and Inland Diversified Real Estate Trust, Inc.  The Captive is serviced by Inland Risk and Insurance Management, Inc., also an affiliate of TIGI.  The Captive was formed to initially insure/reimburse the members' deductible obligations for the first $75 above the insured’s maintenance deductible of $10 of property insurance and $100 of general liability insurance.  The Company entered into the Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE and the Company is not considered the primary beneficiary.  This investment is accounted for using the equity method of accounting.  During the three months ended March 31, 2011, the Company received a return of equity in the amount of $63 related to the Captive.

(6)

Discontinued Operations

During the three months ended March 31, 2011 and the year ended December 31, 2010, the Company sold a total of four investment properties and a portion of another investment property.  The following table summarizes the properties sold, date of sale, indebtedness repaid, approximate sales proceeds, net of closing costs, gain on sale and whether the sale qualified as part of a tax deferred exchange.

Property Name	Date of Sale	Indebtedness repaid	Sales Proceeds (net of closing costs)	Gain (loss) on Sale	Tax Deferred Exchange

Park Center Plaza (partial)	April 30, 2010	-	829	521	No
Springboro Plaza	August 5, 2010	5,510	6,790	230	No
Northgate Center	September 1, 2010	6,211	1,726	(9)	No
Homewood Plaza	November 29, 2010	-	2,375	1,108	No
Schaumburg Golf Road Retail	February 14, 2011	-	2,090	197	No

If the Company determines that an investment property meets the criteria to be classified as held for sale, it suspends depreciation on the assets held for sale, including depreciation for tenant improvements and additions, as well as on the amortization of acquired in-place leases and customer relationship values.  The assets and liabilities associated with those assets would be classified separately on the consolidated balance sheets for the most recent reporting period.  As of March 31, 2011, there were no properties classified as held for sale.

On the accompanying consolidated balance sheets at March 31, 2011 and December 31, 2010, the Company has recorded $255 and $264, respectively, of assets and $38 in each period of liabilities related to discontinued operations.  These amounts are reflected as a component of other assets and other liabilities on the accompanying consolidated balance sheets.  Additionally, for the three months ended March 31, 2011 and 2010, the Company has recorded income from discontinued operations of $217 and $80, respectively.  The three months ended March 31, 2011 includes a gain on sale of $197.  No gain on sale was recorded during the three months ended March 31, 2010.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

(7)

Operating Leases

Certain tenant leases contain provisions providing for "stepped" rent increases.  U.S. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.  The accompanying consolidated financial statements include increases of $480 and $50 for the three months ended March 31, 2011 and 2010, respectively of rental income for the period of occupancy for which stepped rent increases apply and $18,551 and $18,071 in related accounts receivable as of March 31, 2011 and December 31, 2010, respectively.  The Company anticipates collecting these amounts over the terms of the leases as scheduled rent payments are made.

(8)

Income Taxes

The Company is qualified and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended ("the Code"), for federal income tax purposes commencing with the tax year ended December 31, 1995.  Since the Company qualifies for taxation as a REIT, the Company generally is not subject to federal income tax on taxable income that is distributed to stockholders.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income to stockholders, subject to certain adjustments.  If the Company fails to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, the Company will be subject to federal and state income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

The Company engages in certain activities through IVC and IEVC, wholly-owned TRS entities.  These entities engage in activities that would otherwise not be permitted for a REIT.  The TRS entities are subject to federal and state income and franchise taxes from these activities.

The Company had no uncertain tax positions as of March 31, 2011.  The Company expects no significant increases or decreases in uncertain tax positions due to changes in tax positions within one year of March 31, 2011. The Company has no material interest or penalties relating to income taxes recognized in the consolidated statements of operations and other comprehensive income for the three months ended March 31, 2011 and 2010 or in the consolidated balance sheets as of March 31, 2011 and December 31, 2010. As of March 31, 2011, returns for the calendar years 2007 through 2010 remain subject to examination by U.S. and various state and local tax jurisdictions.

Income taxes have been provided for on the asset and liability method, as required by existing guidance.  Under the asset and liability method, deferred income taxes are recognized for the temporary differences between the financial reporting basis and the tax basis of assets and liabilities.

(9)

Mortgages Payable

The Company’s mortgages payable are secured by certain of the Company’s investment properties.  Mortgage loans outstanding as of March 31, 2011 were $477,970 and had a weighted average interest rate of 5.19%.  Of this amount, $422,883 had fixed rates ranging from 4.11% to 7.65% and a weighted average fixed rate of 5.35% as of March 31, 2011.  The remaining $55,087 of mortgage debt represented variable rate loans with a weighted average interest rate of 3.90% as of March 31, 2011.  As of March 31, 2011, scheduled maturities for the Company's outstanding mortgage indebtedness had various due dates through December 2020.  The majority of the Company's mortgage loans require monthly payments of interest only, although some loans require principal and interest payments, as well as reserves for taxes, insurance and certain other costs.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

The table below presents the principal amount of the debt maturing each year, including monthly annual amortization of principal, based on debt outstanding at March 31, 2011 and weighted average interest rates for the debt maturing in each specified period.

	2011 (a)	2012 (a)	2013	2014	2015	Thereafter	Total
Maturing debt:
Fixed rate debt	$65,491	58,868	4,171	134,750 (c)	20,778	138,825	422,883
Variable rate debt	15,146	33,741 (b)	-	6,200	-	-	55,087

Weighted average interest rate
Fixed rate debt	4.50%	5.22%	-	5.33%	6.50%	5.64%	5.35%
Variable rate debt	4.26%	4.34%	-	0.63%	-	-	3.90%

(a)

Approximately $78,600 of the Company's mortgages payable mature prior to April 2012.  The Company will soon be in discussions with the various lenders to refinance this maturing debt or will repay the debt using draws on its unsecured line of credit facility.  If the Company's attempts to refinance are successful, the Company anticipates the average rates on the new borrowings could be approximately 50 to 150 basis points above the average expiring rates.  Finalizing these new borrowings is subject to, among other things, the lenders completing their respective due diligence and negotiating and executing definitive agreements.  There is no assurance the Company will be able to complete these borrowing.

(b)

The Company has guaranteed a mortgage for $2,700 and it would be required to make a payment on this guarantee upon the default of any of the provisions in the loan document.

(c)

The Company has guaranteed a mortgage for approximately $19,100 and it would be required to make a payment on this guarantee upon the default of any of the provisions in the loan document.

(10)

Unsecured Credit Facilities

On June 24, 2010, the Company entered into an amended and restated term loan agreement and completed a fourth amendment to its line of credit facility, together, the “Credit Agreements.”  Under the term loan agreement, the Company borrowed, on an unsecured basis, $150,000.  The aggregate commitment of the Company's line is $250,000, which includes a $100,000 accordion feature.  The access to the accordion feature is at the discretion of the current lending group.  If approved, the terms for the funds borrowed under the accordion feature would be current market terms and not the terms of the existing line of credit facility.  The lending group is not obligated to approve access to the additional funds.  In conjunction with this amendment, the Company paid approximately $4,400 in fees and costs.  As of March 31, 2011 and December 31, 2010 the outstanding balance on the line of credit facility was $40,000 and $45,000, respectively.

The Company pays interest only, on a monthly basis during the term of the Credit Agreements, with all outstanding principal and unpaid interest due upon termination of the credit agreements.  The obligations under the credit agreements are scheduled to mature on June 21, 2013.  Borrowings under the credit agreements bear interest at a variable rate equal to either 300 basis points over LIBOR, with a floor of 150 basis points, or 200 basis points over the alternate base rate.  On March 11, 2011, the Company entered into amendments to the Credit Agreements to remove the limit on the lowest base interest rate for borrowings, or the “floor” rate.  Borrowings under the amended credit agreements bear interest at a variable rate equal to either 325 basis points over LIBOR or 225 basis points over the alternate base rate.  In conjunction with these amendments, the Company paid approximately $750 in fees and costs.  The weighted average interest rate on outstanding draws on the line of credit facility was 3.52% and 4.50% as of March 31, 2011 and December 31, 2010, respectively.  The interest rate on the term loan was 3.50% and 4.50% as of March 31, 2011 and December 31, 2010, respectively.  The Company is also required to pay, on a quarterly basis, an amount less than 1% per annum on the average daily funds remaining under this line.

The Credit Agreements require compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions.  As of March 31, 2011, the Company was in compliance with its financial covenants.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

(11)

Convertible Notes

On November 13, 2006, the Company issued $180,000 aggregate principal amount of 4.625% convertible senior notes due 2026 ("Old Notes").  During the year ended December 31, 2010, the Company offered to exchange or purchase all of the outstanding notes, provided that the amount of cash to be used for this purpose did not exceed $15,000.  The transaction resulted in the Company repurchasing $15,000 of notes at their face value and exchanging notes with a face value of $29,215 for new 5.0% convertible senior notes due 2029 ("New Notes"). As of March 31, 2011, a combined total of $110,000 in principal remained outstanding.

Interest on the notes is payable semi-annually.  The Old Notes mature on November 15, 2026 unless repurchased, redeemed or converted in accordance with their terms prior to that date.  The earliest date holders of the Old Notes may require the Company to repurchase their notes in whole or in part is November 15, 2011.  Prior to November 21, 2011, the Company may not redeem the Old Notes prior to the date on which they mature except to the extent necessary to preserve its status as a REIT.  However, on or after November 21, 2011, the Company may redeem the Old Notes, in whole or in part, subject to the redemption terms in the note.  Following the occurrence of certain change in control transactions, the Company may be required to repurchase the Old Notes in whole or in part for cash at 100% of the principal amount of the Old Notes to be repurchased plus accrued and unpaid interest.

Holders of the Old Notes may convert their notes into cash or a combination of cash and common stock, at the Company’s option, at any time on or after October 15, 2026, but prior to the close of business on the second business day immediately preceding November 15, 2026, and also following the occurrence of certain events.  Subject to certain exceptions, upon a conversion of Old Notes the Company will deliver cash and shares of its common stock, if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 day trading period.  The conversion rate as of March 31, 2011, for each $1 principal amount of Old Notes was 48.2824 shares of our common stock, subject to adjustment under certain circumstances.  This is equivalent to a conversion price of approximately $20.71 per share of common stock.

The terms of the New Notes are the same as the terms of the Old Notes, except that (i) the interest rate on the New Notes is 5.0% per annum; (ii) the maturity date of the New Notes is November 15, 2029; (iii) the initial conversion price for the New Notes is $9.72 per share; (iv) the Company will not be permitted to redeem the New Notes prior to November 21, 2014; and (v) the earliest date holders of the New Notes may require the Company to repurchase their notes in whole or in part is November 15, 2014.

At March 31, 2011 and December 31, 2010, the Company has recorded $1,949 and $650, respectively of accrued interest related to the convertible notes.  This amount is included in accounts payable and accrued expenses on the Company's consolidated balance sheets.

The Company accounts for its convertible notes by separately accounting for the debt and equity components of the notes.  The value assigned to the debt component was the estimated fair value of a similar bond without the conversion feature, which results in the debt being recorded at a discount.  The debt is subsequently accreted to its par value over the conversion period with a rate of interest being reflected in earnings that reflects the market rate at issuance.  The Company has recorded $9,412 to additional paid in capital on the accompanying consolidated balance sheets, at March 31, 2011 and December 31, 2010, to reflect the equity portion of the convertible notes.  The debt component is recorded at its fair value, which reflects an unamortized debt discount.  The following table sets forth the debt and equity components included in the consolidated balance sheets at March 31, 2011 and December 31, 2010.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

	March 31, 2011	December 31, 2010

Equity Component (a)	$9,290	9,279

Debt Component	$113,005	113,005
Unamortized Discount (b)	(2,277)	(2,640)

Net Carrying Value	$110,728	110,365

(a)

The equity component is net of equity issuance costs and accumulated amortization of $122 and $133 at March 31, 2011 and December 31, 2010, respectively.

(b)

The unamortized discount will be amortized into interest expense on a monthly basis through November 2011 for the Old Notes and November 2014 for the New Notes.

Total interest expense related to the convertible notes for the three months ended March 31, 2011 and 2010 was calculated as follows:

	March 31, 2011	March 31, 2010

Interest expense at coupon rate	$1,299	1,445
Discount amortization	363	348

Total interest expense (a)	$1,662	1,793

(a)

The effective interest rate of the Old Notes is 5.875% and the effective interest rate of the New Notes is 7.0%, which is the rate at which a similar instrument without the conversion feature could have been obtained in November 2006 and August 2010, respectively.

In November 2011, the holders of $80,785 in face value of convertible notes have the right to require us to repurchase the notes.  The Company anticipates being able to fund any repurchase requests using funds from one or more possible sources available to it, including but not limited to, issuing new notes, draws on the Company’s unsecured line of credit facility, proceeds from financing unencumbered properties and proceeds from the sale of shares under the ATM issuance program.

(12)

Earnings per Share

Basic earnings per share ("EPS") is computed by dividing net income by the basic weighted average number of common shares outstanding for the period (the "common shares").  Diluted EPS is computed by dividing net income by the common shares plus shares issuable upon exercise of existing options or other contracts.  Shares of 89 and 180 at March 31, 2011 and 2010, respectively that are anti-dilutive are excluded from earnings per share.

As of March 31, 2011, 152 shares of common stock issued pursuant to employment agreements were outstanding, of which 80 have vested.  Additionally, the Company issued 58 shares pursuant to employment incentives of which 36 have vested and five have been cancelled.  The unvested shares are excluded from the computation of basic EPS but reflected in diluted EPS by application of the treasury stock method.  As of March 31, 2011 and December 31, 2010, options to purchase 71 shares of common stock, respectively, at exercise prices ranging from $6.85 to $19.96 per share were outstanding.  No options were exercised during the three months ended March 31, 2011 or during the year ended December 31, 2010.  These options were not included in the computation of basic or diluted EPS as the effect would be immaterial or anti-dilutive.  Convertible notes are included in the computation of diluted EPS using the if-converted method, to the extent the impact of conversion is dilutive.

INLAND REAL ESTATE CORPORATION

Notes to Consolidated Financial Statements

March 31, 2011 (unaudited)

On November 10, 2009, the Company entered into a Sales Agency Agreement with BMO Capital Markets Corp. (“BMO”) to offer and sell shares of its common stock having an aggregate offering amount of up to $100 million from time to time through BMO, acting as sales agent.  Offers and sales of shares of its common stock, if any, may be made in privately negotiated transactions (if the Company and BMO have so agreed in writing) or by any other method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange or to or through a market maker.  The Company has referred to this arrangement with BMO in this report on Form 10-Q as its ATM issuance program.  As of March 31, 2011, the Company has issued an aggregate of approximately 3,816 shares of its common stock pursuant to the ATM issuance program.  The Company received net proceeds of approximately $31,691 from the issuance of these shares and used the proceeds for growth opportunities, including acquisitions for the Company's joint venture with IPCC.

(13)

Segment Reporting

The Company owns and acquires well located open air retail centers.  The Company currently owns investment properties located in the States of California, Florida, Idaho, Illinois, Indiana, Michigan, Minnesota, Missouri, Nebraska, Ohio, Tennessee, and Wisconsin.  These properties are typically anchored by grocery and drug stores, complemented with additional stores providing a wide range of other goods and services.

The Company assesses and measures operating results on an individual property basis for each of its investment properties based on property net operating income.  Management internally evaluates the operating performance of the properties as a whole and does not differentiate properties by geography, size or type.  In accordance with existing guidance, each of the Company's investment properties is considered a separate operating segment.  However, under the aggregation criteria of this guidance, the Company's properties are considered one reportable segment.

(14)

Commitments and Contingencies

The Company is subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business.  While the resolution of these matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the financial statements of the Company.

(15)

Subsequent Events

On April 13, 2011, the Company’s joint venture with IPCC purchased a portfolio of sixteen net leased properties from an unaffiliated third party for approximately $46,900.  Simultaneously with the closing, the joint venture obtained secured financing on this portfolio in the amount of $24,700.  The Company funded the remaining purchase price on behalf of the joint venture, using cash on hand and a draw on its line of credit.  IPCC will be syndicating the properties in two separate offerings.

On April 18, 2011, the Company paid a cash distribution of $0.0475 per share on the outstanding shares of its common stock to stockholders of record at the close of business on March 31, 2011.

On April 18, 2011, the Company announced that it had declared a cash distribution of $0.0475 per share on the outstanding shares of its common stock.  This distribution is payable on May 17, 2011 to the stockholders of record at the close of business on May 2, 2011.